EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Brookdale Senior Living Inc. (the "Company") for the period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Denise W. Warren, as Interim Chief Executive Officer and Chairman of the Company, Dawn L. Kussow, as Executive Vice President and Chief Financial Officer of the Company, and Chad C. White, as Executive Vice President, General Counsel and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Denise W. Warren
Name: Denise W. Warren
Title: Interim Chief Executive Officer and Chairman and member of the Office of CEO (Principal Executive Officer for SEC
reporting purposes)
Date: August 7, 2025

/s/ Dawn L. Kussow
Name: Dawn L. Kussow
Title: Executive Vice President and Chief Financial Officer and
member of the Office of CEO (Principal Executive
Officer and Principal Financial Officer for SEC reporting
purposes)
Date: August 7, 2025

/s/ Chad. C White
Name: Chad C. White
Title: Executive Vice President, General Counsel and Secretary
and member of the Office of CEO (Principal Executive
Officer for SEC reporting purposes)
Date: August 7, 2025